AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2017

REGISTRATION NO. 333-206233

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

Post-Effective Amendment No. 1 To

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENAISSANCERE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	98-0141974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

RENAISSANCE HOUSE 12 CROW LANE PEMBROKE HM 19 BERMUDA (441) 295-4513	RENAISSANCERE FINANCE INC. 140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

RENAISSANCERE FINANCE INC.

(Exact name of Registrant as specified in its certificate of incorporation)

DELAWARE	68-0650983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600	RENAISSANCERE FINANCE INC. 140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

RENAISSANCERE CAPITAL TRUST II

(Exact name of Registrant as specified in its certificate of trust)

DELAWARE	42-6625345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/O RENAISSANCERE FINANCE INC. 140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600	RENAISSANCERE FINANCE INC. 140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

RENRE NORTH AMERICA HOLDINGS INC.

(Exact name of registrant as specified in its certificate of incorporation)

DELAWARE	51-0382090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/O RENAISSANCERE FINANCE INC. 140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600	RENAISSANCERE FINANCE INC. 140 BROADWAY SUITE 4200 NEW YORK, NY 10005 (212) 238-9600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

STEPHEN H. WEINSTEIN, ESQ.

SENIOR VICE PRESIDENT, GROUP GENERAL COUNSEL,
CORPORATE SECRETARY
AND CHIEF COMPLIANCE OFFICER

RENAISSANCERE HOLDINGS LTD.
RENAISSANCE HOUSE

12 CROW LANE,

PEMBROKE HM 19

BERMUDA

(441) 295-4513

SEAN M. EWEN, ESQ. WILLKIE FARR & GALLAGHER LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 728-8867

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not Applicable.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, which was originally filed with the Securities and Exchange Commission on August 7, 2015 by the Registrants (Registration No. 333-206233) (the “2015 Registration Statement”) to register the sale of up to $750,000,000 worth of the Registrants’ common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, units, preferred securities and guarantees (collectively, the “Securities”), is being filed to deregister all of the Securities not yet issued under the 2015 Registration Statement.

On August 3, 2017 the Registrants filed an updated registration statement on Form S-3. As a result, the offering of Securities under the 2015 Registration Statement has been terminated and the Registrants desire to remove from registration all Securities registered pursuant to the 2015 Registration Statement which remain unsold as of the date hereof.

Accordingly, pursuant to the undertaking contained in the 2015 Registration Statement to remove from registration by means of a post-effective amendment any of the Securities that remain unsold at the termination of the offering, the Registrants hereby amend the 2015 Registration Statement by deregistering all Securities that were registered but unsold under the 2015 Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Holdings Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 3rd day of August, 2017.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. O’Donnell
Kevin J. O’Donnell
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. O’Donnell	Chief Executive Officer, President and Director (Principal Executive Officer)	August 3, 2017
Kevin J. O’Donnell

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2017
Robert Qutub

*	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2017
James C. Fraser

*	Non-Executive Chair of the Board of Directors	August 3, 2017
James L. Gibbons

*	Director	August 3, 2017
David C. Bushnell

*	Director	August 3, 2017
Brian G. J. Gray

*	Director	August 3, 2017
Jean D. Hamilton

*	Director	August 3, 2017
Duncan P. Hennes

*	Director	August 3, 2017
Henry Klehm, III

Signature	Title	Date

*	Director	August 3, 2017
Valerie Rahmani

*	Director	August 3, 2017
Carol P. Sanders

*	Director	August 3, 2017
Anthony M. Santomero

*	Director	August 3, 2017
Edward J. Zore

*By:	/s/ Stephen H. Weinstein
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Finance Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 3rd day of August, 2017.

RENAISSANCERE FINANCE INC.

By:	*
Name:	Robert Qutub
Title:	Executive Vice President and Chief Financial Officer

*By:	/s/ Stephen H. Weinstein
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 3rd day of August, 2017.

RENAISSANCERE CAPITAL TRUST II

By:	RenaissanceRe Holdings Ltd., as Depositor

	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, Group General Counsel, Corporate Secretary and Chief Compliance Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, RenaissanceRe North America Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 3rd day of August, 2017.

RENAISSANCERE NORTH AMERICA HOLDINGS INC.

By:	/s/ Stephen H. Weinstein
Name:	Stephen H. Weinstein
Title:	Senior Vice President, General Counsel and Secretary